Exhibit 10.05

SELLING AGREEMENT

January 14, 2005

Keating Securities, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 80111

Re:

Private placement offering of up to $8,000,000, consisting of up to 400 units (“Units”) at an offering price of $20,000.00 per Unit, each Unit comprised of ten thousand shares of common stock of Lifeline Therapeutics, Inc. (“Company”) and ten thousand three-year warrants to purchase one share of common stock (“Warrant”) at an exercise price of $2.50 per share.

Dear Sirs:

     The Company proposes to issue and sell up to $8,000,000, consisting of 400 Units at an offering price of $20,000 per Unit. Each Unit will be comprised of ten thousand shares of common stock of the Company (“Common Stock”) and ten thousand Warrants with such rights and terms as described on Exhibit A hereto. The Company desires to employ Keating Securities, LLC (“the Selling Agent”) as its exclusive agent to offer, offer for sale and sell the Units subject to all of the terms and conditions of this Agreement and subject to the terms and conditions of a private placement memorandum to completed by the Company (the “Memorandum”).

     1.    Description of Offering and Appointment of Agent.

          (a)    Appointment. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Selling Agent is hereby appointed the exclusive agent of the Company during the Offering Period (as defined herein) for the purpose of finding subscribers for sale of the Units, on a $3,000,000 minimum, $8,000,000 maximum, “best efforts” basis. The Selling Agent may appoint other participating selling agents to offer and sell the Units as agents of the Company and sub-agents of the Selling Agent (the “Participating Agents”). A minimum purchase of One Unit per investor is required, unless a smaller investment is approved in writing, in advance of the investment, by the Company. The Company has no obligation to approve an investment of less than a single Unit. The Selling Agent acknowledges that the Company may limit its acceptance of subscriptions in any manner it deems prudent in order to provide for the timely use of subscriber funds and may reject any subscription for any reason, and the Selling Agent agrees that any such rejection of a subscription obtained by the Selling Agent or by the Participation Agents shall be deemed not to be a sale made by the Selling Agent or by the Participation Agents. The Selling Agent further acknowledges that (i) all wire transfers of subscription funds will be sent to the escrow agent selected by the Company, (ii) all subscribers’ checks shall be made payable to the escrow account maintained by the escrow agent, (iii) all subscribers’ check will be transmitted directly to the escrow agent by noon of the next business day after receipt by the Selling Agent, and (iv) all executed subscription documents shall be promptly sent to the Company.

          (b)   Offering Period. The “Offering Period” shall mean that period during which the Units are offered for sale, commencing on the date of the Memorandum and continuing until April 15, 2005 (the “Termination Date”); provided, however, that the Offering Period shall in all events terminate upon the sale of all of the Units.

          (c)   Acceptance. The Selling Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use the Selling Agent’s best efforts during the Offering Period to find subscribers for the Units.

          (d)   Private Placement Offering. The Offering will not be registered under federal securities laws or the securities laws of any state. The Company will rely upon exemptions from registration under federal securities laws and state securities acts (the “State Acts”). With respect to federal securities laws, the Selling Agent and the Company will rely on upon exemptions from registration for sales to accredited investors only under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D, promulgated as part of the rules and regulations (the “Rules and Regulations”) thereunder. With respect to the State Acts, the Company will not be subject to them pursuant to preemption based on Section 18 of the Act or will rely upon limited offering exemptions of certain states approved by the Company. The Company shall use its best efforts to qualify the Units for sale under the State Acts as requested by the Selling Agent. The Offering of the Units shall be at the offering price and upon the terms and conditions set forth in the Memorandum and the subscription agreement which is included in the subscription documents to be delivered with the Memorandum, and on the basis of the representations and warranties therein contained, and subject to the terms and conditions herein set forth. The Company will use its best efforts to have the common stock underlying the Warrants, when exercised, exempt from registration or included within an effective and current registration statement.

          (e)   Closing. All cash proceeds from the subscriptions (the “Funds”) will be deposited into the escrow account maintained with the escrow agent. After the Company’s acceptance of subscriptions totaling at least $3,000,000, on a date to be determined by the Company (the “First Closing Date”), a closing will take place at the offices of the Company’s legal counsel or another location as determined by the Company, and the Common Stock and the Warrants evidenced by the subscriptions will be duly executed and issued by the Company in accordance with the terms of the Memorandum and promptly delivered to the investors (the “First Closing”). If the First Closing Date shall precede the Termination Date, all further proceeds from subscriptions accepted by the Company will be deposited into the escrow account maintained by the escrow agent and any additional closings will take place at the offices of the Company’s legal counsel or another location as determined by the Company (the “Additional Closings”), on a date or dates determined by the Company (the “Additional Closing Date(s)”). The Common Stock and the Warrants will be executed, issued and delivered in the same manner as at the First Closing.

     2.    Representations and Warranties of the Company. The Company represents and warrants to the Selling Agent and the Participation Agents (if any) as follows:

          (a)   The Company has been duly incorporated, and validly exists as a corporation in good standing under the laws of the state of Colorado.

          (b)   The Company has complied or will comply with Section 4(2) of the Act, with all of the provisions of the Rules and Regulations promulgated under the Act, specifically including the provisions of Regulation D and Rule 506 thereunder, applicable to them in connection with the offering and sale of the Units, and with all States Acts and regulations applicable to them in connection with the offering and the sale of the Units.

          (c)   The Memorandum, and any amendments or supplements thereto, as of the date hereof, and at all subsequent times through the First Closing Date and any Additional Closing Dates, shall in all material respects conform to all applicable provisions of the Act, the Rules and Regulations and the State Acts, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selling Agent and any Participating Agents for use with reference to the Selling Agent and any Participating Agents in connection with preparation of the Memorandum.

          (d)   The execution on performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company and, at the time of its execution and performance, shall not constitute or result in any breach or violation (other than any breach or violation which shall have been waived or consented to in writing) of any of the terms, provisions or conditions of, or constitute a default under, any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document to which it or any of its properties is subject, the Articles of Incorporation or Bylaws or corresponding documents of the Company, or any order, arbitration award, or judgment, of any court of governmental agency or body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization of order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

          (e)   The Warrants shall be duly authorized and shall be validly issued and binding obligations of the Company, and shall conform to the description thereof contained in the Memorandum. The Common Stock of the Company shall be duly authorized and shall be validly issued, fully paid and non-assessable common stock of the Company, and shall conform to the description thereof contained in the Memorandum.

     3.    Representations and Warranties of the Selling Agent. The Selling Agent represents and warrants to the Company as follows:

          (a)   The Selling Agent has the necessary power and authority to enter into this agreement and to consummate the transactions contemplated hereby.

          (b)   The Selling Agent is limited liability company duly organized and validly existing under the laws of the state of Delaware; it is duly authorized to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Selling Agent is a party or by which the Selling Agent or its properties are bound, or any judgment, decree, order, or, to the Selling Agent’s knowledge, any statute, rule or regulation applicable to the Selling Agent.

          (c)   The Selling Agent is and each of Participating Agents will be, a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and a registered broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and under the securities laws of the states in which the Units will be offered or sold, if required by such laws.

          (d)   The Selling Agent and each of Participating Agents will offer the Units in accordance with the applicable provisions or Rule 506 of Regulation D and will not take, or omit to take, any action in connection with offers and sales of the Units which cause the Offering not be made in compliance with Regulation D.

          (e)   The Selling Agent will not offer the Units for sale in any jurisdiction unless and until the Company shall have advised the Selling Agent that the Units are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

          (f)   The Selling Agent will not use any general solicitation or general advertising in connection with the sale of the Units.

          (g)   The Selling Agent shall reasonably believe that all of offers originated by the Selling Agent and persons who purchase the Units are accredited investors, as that term is defined in Rule 501 of Regulation D.

          (h)   Upon the reasonable request of the Company, the Selling Agent will furnish each offeree with such information as the Company, in its judgment, deems reasonably necessary to apprise offerees of the status of the offer and sale of the Units.

     4.    Compensation and Expenses.

          (a)   The Company agrees to pay to the Selling Agent a fee of two percent (2%) of the aggregate offering proceeds of all of the Units sold for managing the Offering, and a commission equal to eight percent (8%) of aggregate offering proceeds of all of the Units sold. The Selling Agent may instruct the Company to pay a portion of any commission due directly to Participation Agents. In addition, the Company shall issue and sell, at each closing, to the Selling Agent or its assigns warrants to purchase ten percent (10%) of the total number of shares of Common Stock sold in the Offering (excluding any shares of Common Stock underlying the Warrants) at a price of $0.0001 per warrant (“Agent Warrants”). The Agent Warrants shall be exercisable at any time at a price equal $2.00 per share, on a net-issuance or cashless basis. The Company hereby grants piggyback rights to the Selling Agent to register the shares underlying the Agent Warrants with the U.S. Securities and Exchange Commission (“SEC”) in the event that the Company files a registration statement on an appropriate form for such purpose. The Agent Warrants will expire three (3) years from the date of issuance. The Company will not be obligated to pay the Selling Agent any compensation with respect to any Units issued in exchange for the settlement of any outstanding debt of the Company, provided that the Company shall indemnify and hold Selling Agent harmless from any and all liability with respect to the issuance of such Units to settle outstanding debt.

          (b)   The Company will pay all costs and expenses related to the Offering and/or the performance of the Company’s obligations under this Agreement, including preparation of the Memorandum, preparation of related documentation, accounting fees, legal fees, experts fees, consultants’ fees, escrow fees, filing fees with the SEC and applicable states, any costs and expenses to qualify the Units for sale in any state, and any all costs and expenses for investor or road show presentations. Notwithstanding the foregoing, the Company shall not be responsible for any expenses of the Selling Agent or Participation Agents incurred in connection with the Offering, including, but without limitation, attorneys’ fee, operating expenses, travel expenses and other incidental expenses incurred by the Selling Agent or the Participating Agents; except that the Company shall reimburse Selling Agent on an accountable basis for any reasonable out-of-pocket expenses incurred by Selling Agent in connection with any investor or road show presentations to the extent agreed in writing, in advance, by the Company.

     5.    Covenants of the Company. The Company covenants and agrees that it will:

          (a)   Comply with all requirements imposed upon it by the Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with the provisions thereof and the Memorandum. During the Offering Period, the Company will amend or supplement the Memorandum in order to make such Memorandum comply with the requirements of the Act, the Rules and Regulations and the State Acts.

          (b)   Until the termination of the Offering Period, furnish to the Selling Agent information necessary to keep the Memorandum fair, accurate and complete in all material respects.

          (c)   If at any time any event occurs as a result of which the Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Selling Agent thereof (unless the information shall have been received from the Selling Agent) and will effect the preparation of an amended or supplemental Memorandum which will correct such statement or omission.

          (d)   Upon the Selling Agent’s reasonable request, the Company will prepare an amended or supplemental Memorandum and take any other action which may be necessary of advisable in connection with the offer and sale of the Units.

          (e)   Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall not render unavailable the exemptions from registration and qualification requirements of the Act and the State Acts relied upon the respect to the offering and sale of the Units contemplated by this Agreement.

          (f)   Provided their subscriptions are accepted by the Company, issue the Common Stock and Warrants with respect to the Units to the holders in accordance with the description of the procedures as set forth in the Memorandum and the subscription documents to be delivered with the Memorandum.

          (g)   File a Form D (and any and all amendments or supplements thereto) with the SEC in timely manner and deliver copies thereof to the Selling Agent, together with copies of all forms (including without limitation, Form Ds) and other documents and/or materials filed either before or after the First Closing Date and the Additional Closing Dates, and comply with State Acts and make any filings required by state securities authorities in a timely manner.

     6.    Covenants of Selling Agent. The Selling Agent covenants and agrees that it will:

          (a)   Comply with all requirements imposed upon it by the Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with the provisions thereof and the Memorandum.

          (b)   Comply with applicable rules of the NASD and any other laws, rules and regulations applicable to broker-dealers.

          (c)   Not give any information or make any representations other than those contained in the Memorandum.

          (d)   Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall nor render unavailable the exemptions from registration and qualification requirements of the Act and the State Acts relied upon with respect to the offering and sale of the Units contemplated by this Agreement.

     7.    Conditions of Closing. The purchase of, and payment for, the Units on the First Closing Date and any Additional Closing Dates shall be subject to the continuing accuracy of the representations and warranties of the Company and the Selling Agent as of the date hereof and as of the First Closing and any Additional Closings, to the performance by the Company and Selling Agent of their respective obligations hereunder, and to the following conditions:

          (a)   The Selling Agent’s obligations as provided herein shall be subject to the accuracy of the representations, warranties and covenants of the Company herein contained as of the date hereof and as of the Closing Date and any Additional Closing Dates, and to the performance by the Company of its obligations hereunder to be performed.

          (b)   At the First Closing and the Additional Closing, if any, the Company shall:

               (1)   Accept subscriptions of qualifying potential purchasers that the Company reasonably believes to be qualified investors under Regulation D and the State Acts, in accordance with the Memorandum.

               (2)   Issue and deliver the Common Stock and the Warrants with respect to the Units to subscribers as described in the Memorandum.

          (c)   At the First Closing and the Additional Closing, if any, the Selling Agent shall:

               (1)   Deliver to the Company all subscription agreements that the Company agrees are acceptable.

               (2)   Receive from the Company or give assignment instructions for all compensations, including Agent Warrants, payable to the Selling Agent.

     8.    Indemnification.

          (a)   The Selling Agent and the Participating Agents, severally and not jointly, agree to indemnify and hold the Company and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Company, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the “Company Indemnified Persons”) harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Company Indemnified Persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ and experts’ fees) arise solely out of: (i) any breach of any representation, warranty, agreement or covenant under this Agreement by Selling Agent or Participating Agents, (ii) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Selling Agent and effected Participating Agents, (iii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum or such supplement or such amendment in reliance upon and in conformity with information furnished to the Company by or on behalf of the Selling Agent, or (iv) any statement made, either orally or in a writing other than the Memorandum, by the Selling Agent or a Participating Agent containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading.

     If for any reason, the foregoing indemnification is unavailable to any Company Indemnified Persons, then the Selling Agent or Participating Agents shall contribute to the amount paid or payable by any such Company Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Selling Agent or Participating Agents and any Company Indemnified Person.

     Promptly after a Company Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation (“Action”), such Company Indemnified Person, if a claim in respect thereof is to be made against the Selling Agent or Participating Agents under this Section 8(a), will notify the Selling Agent or Participating Agents of the commencement thereof. The omission to so notify the Selling Agent or Participating Agents will relieve the Selling Agent and Participating Agents from any liability which they may have to any Company Indemnified Person under this Section 8(a) if the Selling Agent or Participating Agents have been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. The Selling Agent or Participating Agents will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Company Indemnified Person. The Company Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Company Indemnified Person if the Selling Agent or Participating Agents have assumed the defense of the Action with counsel reasonably satisfactory to the Company Indemnified Person. No settlement of any Action against a Company Indemnified Person for which indemnification from the Selling Agent or Participating Agents is sought will be made without the consent of the Selling Agent or Participating Agents.

          (b)   The Company agrees to indemnify and hold the Selling Agent and Participating Agents, and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Selling Agent and Participating Agents, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the “Agent Indemnified Persons”) harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Agent Indemnified Persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ and experts’ fees) arise out of or relate to: (i) any breach of any representation, warranty, agreement or covenant under this Agreement by the Company, (ii) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of the Company, (iii) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any statement made, either orally or in a writing other than the Memorandum, by the Company containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading; provided, however, that the Company shall not be liable to any Agent Indemnified Persons to the extent that any such losses, claims, damages, liabilities, costs or expenses, or any actions in respect thereof, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or such amendment or such supplement in reliance upon and in conformity with information furnished to the Company by or on behalf of the Selling Agent.

     If for any reason, the foregoing indemnification is unavailable to any Agent Indemnified Persons, then the Company shall contribute to the amount paid or payable by any such Agent Indemnified Persons as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and any Agent Indemnified Person.

     Promptly after an Agent Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation (“Action”), such Agent Indemnified Person, if a claim in respect thereof is to be made against the Company under this Section 8(b), will notify the Company of the commencement thereof. The omission to so notify the Company will relieve the Company from any liability which it may have to any Agent Indemnified Person under this Section 8(b) if the Company has been prejudiced in asserting, or shall have lost the right to assert, a legal defense by reason of such omission. The Company will be entitled to participant in, and to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Agent Indemnified Person. The Agent Indemnified Person will have the right to employ separate counsel in any such Action and to participant in the defense thereof but the fees and expenses of such counsel will be at the expense of the Agent Indemnified Person if the Company has assumed the defense of the Action with counsel reasonably satisfactory to the Agent Indemnified Person. No settlement of any Action against an Agent Indemnified Person for which indemnification from the Company is sought will be made without the consent of the Company.

     9.    Representations, Indemnities and Agreements to Survive Sale and Payment. The respective representations, indemnities, warranties, covenants and other agreements of the Company and the Selling Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Selling Agent, the Company, or any Agent Indemnified Person or Company Indemnified Person, and shall survive closing, delivery of, and payment for the Units.

     10.    Termination of Agreement. Notwithstanding any of the terms and provisions thereof, this Agreement may be terminated by the Selling Agent based on a material breach of this Agreement by the Company. The Selling Agent shall give fifteen (15) days’ prior written notice to the Company of such material breach, and the Company shall have thirty (30) days to cure such material breach before the Selling Agent may terminate this Agreement. In the event of such termination, the Selling Agent shall be entitled to any commissions to which it was entitled as of the date of termination. In the event the Selling Agent reasonably determines that the Units are not marketable, notwithstanding its best efforts to sell the Units, the Selling Agent may terminate this Agreement with thirty (30) days’ prior written notice to the Company.

     11.    Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be personally delivered or mailed, postage prepaid, certified mail, or delivered by a nationally recognized express courier service, charges prepaid, to the Company or Selling Agent at the addresses set forth in this Agreement (or such other addresses as the parties may specify from time to time in accordance with this section). Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received (i) on the day personally delivered, (ii) on the third day following the date mailed, or (iii) twenty-four hours after shipment by such courier service.

     12.    Successors. This Agreement shall be binding upon and inure solely to the benefit of the Selling Agent and the Company and, to the extent provided in Section 8, an Agent Indemnified Person or Company Indemnified Person, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units shall be construed a successor, representative or assignee by reason of such purchase.

     13.    Right of First Negotiation. Upon the closing of this Offering, during the period of one year after the closing of this Offering, the Company grants Selling Agent the right of first negotiation to act as the Company’s exclusive placement agent and/or managing underwriter for any private placement or public offering of securities by the Company. Such right shall be for a period of 30 days after the Company gives written notice to Selling Agent of its intent to engage in a private placement or public offering, and the Company and the Selling Agent agree to negotiate in good faith as to the terms of such private placement or public offering. If at the end of the thirty days the Company and the Selling Agent have not reached agreement on the terms of such private placement or public offering, then the Company may approach any other financial advisor in respect of a private placement or public offering on reasonably similar terms as initially proposed to Selling Agent. If the Company agrees in principal to the terms of such private placement or public offering with an agent or underwriter other than the Selling Agent, then the Selling Agent will have the right of first refusal to act as placement agent or underwrite the offer and sale of securities by the Company. If Keating fails to accept in writing any such proposal for such private or public sale within ten days after receipt of a written notice from the Company containing the proposal from the placement agent or underwriter other than the Selling Agent, then Keating shall have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company shall adopt the same procedure as with respect to the right of first refusal as the original proposed sale. This provision will not apply to any sale of securities to employees or to stockholders or their affiliates as of the date of this Agreement or who are affiliates of the Company as that term is defined and interpreted under Rule 144.

     14.    Miscellaneous Provisions.

          (a)    Construction. This agreement shall be governed by, subject to and construed in accordance with the laws of the state of Colorado without regard to such state’s conflicts of law principles.

          (b)    Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

          (c)    Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

          (d)    Number and Gender of Words. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

          (e)   Other Instruments; Counterparts. The parties hereto convenant and agree that they will execute such other and further instruments and documents are or may become necessary or convenient to effect and carry out the terms of this Agreement. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

          (f)   No Partnership. The Selling Agent is not a principal of or a partner with, or does not control in any way, the Company or its employees or agents.

          (g)   Announcements. Before the Company releases any information referring to the Selling Agent’s role under this Offering or uses Selling Agent’s name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Selling Agent for comments, and shall not release any information relating thereto without the prior written consent of the Selling Agent. Nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law, rule or regulation. The Company agrees that, following the completion of the Offering, the Selling Agent shall have the right to place “tomb stone” advertisements in financial and other newspapers and journals, at the Company’s cost, describing its services to the Company hereunder, provided that Selling Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

          (h)   Assignment. The Selling Agent may assign this Agreement to another company or firm under its common control. Otherwise, this Agreement shall not be assignable by any party to this Agreement without the express prior written consent of the other party to the Agreement, and in the event of an attempted assignment by one party to this Agreement without such consent, such attempted assignment shall be void and without effect.

          (i)   Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and any permitted assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          (j)   Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Agreement and the Selling Agent’s acceptance thereof shall constitute a binding agreement between you, as the Selling Agent, and the Company.

Lifeline Therapeutics, Inc. By: /s/ Daniel W. Streets Name (please print): Daniel W. Streets Title: CFO

ACCEPTED AND AGREED TO:

Keating Securities, LLC

By:    /s/ Frederic M. Schweiger

Name (please print):  Frederic M. Schweiger

Title:  Sr. V.P.

Date:   1-14-05

Exhibit A

Summary of Terms

Issuer	Lifeline Therapeutics, Inc. (“Issuer”).
Offering Size	The Issuer is seeking to raise a minimum of $3,000,000 and a maximum of
$8,000,000 in aggregate gross proceeds from this offering (the “Offering”).
Type of Securities	Issuer’s Common Stock, together with warrants (“Warrants”) to purchase shares of
Common Stock, upon the terms and conditions set forth herein.
Investment Amount	This Offering will consist of a maximum of 400 units (“Units”), with each Unit comprised of ten thousand shares of Common Stock and ten thousand Warrants to purchase one share of Common Stock, for aggregate gross proceeds to the Issuer of
$8,000,000, excluding exercise of the Warrants. The offering price is $20,000 per Unit. The Issuer shall establish an escrow account (“Escrow Account”) with an escrow agent selected by the Issuer. The purchase price for the Units will be paid in cash to the Escrow Account by check or wire transfer and held in escrow until satisfaction of all conditions to the Closing.
Warrants	Each Warrant will be immediately exercisable in cash, expire three years after the Closing of at least the minimum amount, and will have an exercise price of
$2.50 per share.
Conditions to Closing	The Closing of this Offering shall be subject to satisfaction of the following conditions: (1) the approval of this Offering by the Issuer’s board of directors; (2) the Issuer is current with all of its filings under the Securities
Exchange Act of 1934, as amended (“Exchange Act”); and (3) subscriptions have been received and deposited, except for the issuance of any Units in settlement of any outstanding debt of the Issuer, into escrow in an amount not less than
$3,000,000. The Offering may be closed in one or more closings.
Federal and Blue-Sky Laws	The Issuer shall be responsible for filing the appropriate Federal and State forms regarding this Offering including, without limitation, Form D, Form U-2, and other State forms.
Registration Rights	The Issuer will file a registration statement (“Registration Statement”) covering the shares of Common Stock and the Common Stock underlying the Warrants issuable in this Offering. The Issuer will file the Registration Statement within 45 days of the date of Closing of this Offering (“Closing Date”) and use its commercially reasonable efforts to have the Registration Statement declared effective within
180 days from the Closing Date. If the Registration Statement is not filed on a timely basis or the Issuer fails to respond to any SEC comment letters on the
Registration Statement in a timely manner, the Issuer will be required to pay
Purchasers an amount equal to 3% of the purchase price of each Unit held by
Purchasers for every 30 day period (or part) after the relevant date, in each case until the Registration Statement or amended Registration Statement is filed, subject to the limits set forth below (“Registration Penalty”).
Penalty Computation	The Registration Penalty (the “Penalty”) shall be due and payable at the first of each month to the Purchasers in shares of Common Stock priced at 50% of the closing bid price of the Issuer’s Common Stock on the day such penalty is due.
The maximum Penalty amount per month shall be 3% of the purchase price of each
Unit.
Limitation on Other Registration Rights	No other shares of Common Stock or any other securities of the Issuer shall be included in the Registration Statement except for shares that may be issued in exchange for the remaining minority interest in the subsidiary, shares held by
Lifeline Orphan Foundation, and shares that may be issued in exchange for outstanding debt of the Issuer or its subsidiary, Lifeline Nutraceuticals, Inc.
for which the debt holder currently has registration rights.
Subscription	Each prospective Purchaser who desires to purchase the Units should complete, date, and execute the Subscription Agreement, and such other ancillary documents
(“Execution Documents”), make a check payable to, or transmit a wire transfer to, the Escrow Account in the amount of the purchase price for the Units subscribed, and deliver the completed Execution Documents and check to the Placement Agent.
The Execution Documents are attached hereto and incorporated by reference.
Minimum Investment	There will be a minimum subscription amount of One Unit per Purchaser, or
$20,000, unless the Issuer waives such minimum amount.
Use of Proceeds	The Issuer anticipates that the net proceeds of this Offering will be used for the production of inventory, overhead, marketing, legal and accounting.

AMENDMENT TO SELLLING AGREEMENT

January 25, 2005

Keating Securities, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 80111

Re:

Private placement offering of up to $8,000,000, consisting of up to 400 units (“Units”) at an offering price of $20,000.00 per Unit, each Unit comprised of ten thousand shares of common stock of Lifeline Therapeutics, Inc. (“Company”) and ten thousand three-year warrants to purchase one share of common stock (“Warrant”) at an exercise price of $2.50 per share.

Dear Sirs:

     The Company and Keating Securities, LLC (the “Selling Agent”) desire to amend that certain Selling Agreement between them dated January 14, 2005 (“Selling Agreement”). Accordingly, Section 4(a) of the Selling Agreement is amended in its entirety by substituting the following in lieu thereof:

     “4. Compensation and Expenses.

          (a) The Company agrees to pay to the Selling Agent a fee of two percent (2%) of the aggregate offering proceeds of all of the Units sold for managing the Offering, and a commission equal to eight percent (8%) of aggregate offering proceeds of all of the Units sold. The Selling Agent may instruct the Company to pay a portion of any commission due directly to Participation Agents. In addition, the Company shall issue and sell, at each closing, to the Selling Agent or its assigns warrants to purchase ten percent (10%) of the total number of shares of Common Stock sold in the Offering (excluding any shares of Common Stock underlying the Warrants) at a price of $0.0001 per warrant (“Agent Warrants”). The Agent Warrants shall be exercisable at any time at a price equal $2.00 per share, on a net-issuance or cashless basis. The Company hereby grants piggyback rights to the Selling Agent to register the shares underlying the Agent Warrants with the U.S. Securities and Exchange Commission (“SEC”) in the event that the Company files a registration statement on an appropriate form for such purpose. The Agent Warrants will expire three (3) years from the date of issuance. The Company will not be obligated to pay the Selling Agent any compensation with respect to any Units issued in exchange for the settlement of any outstanding debt of the Company, provided that the Company shall indemnify and hold Selling Agent harmless from any and all liability with respect to the issuance of such Units to settle outstanding debt, and provided further that Selling Agent shall receive Agent Warrants, as described above, with respect to any Units issued in exchange for the settlement of debt, which debt was raised by Selling Agent as a finder in connection with the Company’s bridge loan financings.”

     All other terms and conditions of the Selling Agreement shall remain in full force and effect.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Amendment and the Selling Agent’s acceptance thereof shall constitute a binding agreement between you, as the Selling Agent, and the Company.

Lifeline Therapeutics, Inc. By: /s/ William J. Driscoll Name (please print): William J. Driscoll Title: CEO

ACCEPTED AND AGREED TO:

Keating Securities, LLC

By:    /s/ Frederic M. Schweiger

Name (please print):  Frederic M. Schweiger

Title:  Sr. V.P.

Date:   1-25-05